Morrison Restaurants Inc. Salary Deferral Plan

	Financial Statements
	and Supplemental Schedules



	Years ended December 31, 1995 and 1994




Contents

Report of Independent Auditors.................................5

Audited Financial Statements

Statements of Net Assets Available for Benefits................6
Statements of Changes in Net Assets Available for Benefits.....7
Notes to Financial Statements..................................8


Supplemental Schedules

Item 27a-Schedule of Assets Held for Investment Purposes.......18
Item 27d-Schedule of Reportable (5%) Transactions..............19






	Report of Independent Auditors


Employee Benefits Committee of
 Morrison Restaurants Inc.

We have audited the accompanying statements of net assets available for benefits of the Morrison Restaurants Inc. Salary Deferral Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1995 and 1994, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of Assets Held for Investment Purposes and Reportable (5%) Transactions as of or for the year ended December 31, 1995, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

              							/s/ Ernst & Young LLP
							                  Ernst & Young	LLP
Birmingham, Alabama
June 25, 1996

Morrison Restaurants Inc. Salary Deferral Plan

Statements of Net Assets Available for Benefits


                                                  December 31
                                             1995              1994

Assets
Investments, at fair value:
  Morrison Restaurants Inc.
   common stock                        $  7,232,750    $ 12,982,991
  Other equity securities:
   Delaware Group Value Fund              2,257,380       1,874,802
   Templeton Growth Fund                  2,106,823       1,778,194
                                         11,596,953      16,635,987
Guaranteed investment contracts
  with insurance companies,
  at contract value                      16,138,043      20,760,985
Total investments                        27,734,996      37,396,972

Contributions receivable:
  Participants                              429,248         387,372
  Employer                                   87,229          81,700
                                            516,477         469,072
Dividends and interest receivable            52,514          26,135
Total receivables                           568,991         495,207
Cash                                      5,865,422       3,150,417
                                         34,169,409      41,042,596

Liabilities
Accrued Expenses                           (264,045)              -

Net assets available for benefits      $ 33,905,364     $41,042,596

See accompanying notes.


	Morrison Restaurants Inc. Salary Deferral Plan

	Statements of Changes in Net Assets Available for Benefits


                                            Year ended December 31
                                             1995           1994
Net investment income:
  Dividends on Morrison
   Restaurants Inc. common stock       $    184,651     $   165,739
  Other dividends                           233,300         225,994
  Interest                                1,589,902       1,728,016
                                          2,007,853       2,119,749
Administrative expenses                    (216,156)       (201,368)
                                          1,791,697       1,918,381
Net depreciation in
  fair value of investments              (4,923,241)     (1,108,006)
Contributions:
  Participants                            3,661,737       3,772,436
  Employer                                  725,484         778,489
                                          4,387,221       4,550,925
Withdrawals by participants              (8,392,909)     (4,896,578)
Net (deductions) additions               (7,137,232)        464,722
Net assets available for benefits
  at beginning of year                   41,042,596      40,577,874
Net assets available for benefits
  at end of year                       $ 33,905,364    $ 41,042,596

See accompanying notes.


	Morrison Restaurants Inc. Salary Deferral Plan

	Notes to Financial Statements

	December 31, 1995 and 1994

1. Significant Accounting Policies

The financial statements of the Morrison Restaurants Inc. Salary
Deferral Plan (the Plan) are presented on the accrual basis of accounting.

Investments in common trust funds are stated at fair value based on quoted redemption values on the last business day of the plan year. Morrison Restaurants Inc. common stock is traded on the New York Stock Exchange and is valued at the closing sales price on the last business day of the plan year.

Guaranteed investment contracts are stated at the contract value as determined by the insurance companies. Contract value represents contributions made under the contracts, plus interest at the contract rates, less funds used to pay benefits and the insurance companies' administrative expenses.

Certain previously reported amounts have been reclassified to conform to the current year's presentation. Such reclassifications have no effect on previously reported net assets available for benefits.

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. Description of the Plan

The Plan was established June 1, 1968 to provide additional incentive and retirement security for eligible employees of Morrison Restaurants Inc. and its subsidiaries (the Company). Effective September 30, 1992 the Plan was amended and renamed the Morrison Restaurants Inc. Salary Deferral Plan.

The general administration of the Plan is the responsibility of the Employee Benefits Committee (the Committee) which consists of at least two persons and not more than seven persons appointed by the Board of Directors. Costs of administering the Plan are paid by the Company to the extent not paid by the Trust. The Plan's assets are held by AmSouth Bank of Alabama, trustee for the Plan. Smith Barney Shearson Inc. is the investment advisor for the Plan assets. AmSouth Bank of Alabama and Morley Capital Management, Inc. are the investment managers for Plan assets.

The Plan may be terminated at any time by the Company's Board of Directors. Upon termination, all Company contributions become nonforfeitable and all assets are to be distributed to plan participants or their beneficiaries. Each participant would receive a proportionate share of the remaining assets, as determined by the individual account balances, on the date of termination.

To participate in the Plan, the employee must have completed one year of service, attained the age of 21, and authorized, on a form prescribed by the Committee, the deduction from his pay of the basic contribution as defined by the Plan. Participants may contribute amounts ranging from 2% to 10% of their compensation and specify the various investment alternatives to which the Plan's assets will be directed. Participants contributing a pre-tax contribution of at least 2% may elect to make after-tax contributions not in excess of 10% of annual earnings.

These investment alternatives are:

Short-Term Investment Fund (Money Market Fund)

The investment policy of the short-term investment fund is to invest in income-producing assets with relatively short terms and relatively high security of principal. These assets can include government securities, commercial paper (publicly traded or privately placed), other debt securities, shares of money market mutual funds, units of participation in the Trustee's short-term investment trust, and time deposits or certificates of deposit of any member bank of the Federal Deposit Insurance Corporation.

Equity Fund

The investment policy of the equity fund is to invest in relatively high quality equity assets producing either income or capital appreciation, or both. These assets can include common stocks and similar equity securities (including warrants or rights to subscribe to or securities convertible into stock or securities), shares of mutual funds which invest in common stock and units of participation in the Trustee's general equity fund or that of an investment manager.

Fixed Income Fund

The investment policy of the fixed income fund is to achieve income through investment in income-producing assets with relatively high security of principal. These assets can include guaranteed investment contracts issued by insurance companies, bonds, notes, debentures, mortgages, preferred stocks, interests in leases of either real or


Morrison Restaurants Inc. Salary Deferral Plan

2. Description of Plan (continued)

personal property, or both, contracts or other evidences of indebtedness, endowment or annuity contracts, shares of mutual funds, or other tangible or intangible property or interests in property, either real or personal, the income return from which is fixed or limited by the terms of the instrument creating or evidencing the property or interest in property.

Morrison Stock Fund

The investment policy of the Morrison stock fund is to allow participants to participate in the profits of the Company. These assets include qualifying employer securities.


The Company matches 20% of contributions by participants with 3 to 9 years of service, 30% for participants with 10 to 19 years, and 40% for participants with 20 or more years of service. In January 1990, the Company established a Post-1989 Stock Match Fund. Matching contributions are made to the fund and are invested entirely in Company stock.

Participants or their beneficiaries have a 100% vested interest in the value of their respective contributions and employer matching accounts. The basic form of distribution is a single lump sum payment in cash.

3. Investments

The Plan's investments are held by a trust fund administered by AmSouth Bank of Alabama except for its guaranteed investment contracts with insurance companies (see Note 6) and its investments in mutual funds which are held by the funds themselves.

The Plan's investments (including investments bought, sold and held during the year) depreciated in value by $(4,923,241) and $(1,108,006) during the years ended December 31, 1995 and 1994, respectively, as shown on the following page:

	Morrison Restaurants Inc. Salary Deferral Plan

3. Investments (continued)

                                         Year Ended December 31
                                            1995            1994
Morrison Restaurants Inc.
  common stock                        $ (5,474,054)   $   (774,536)
Other securities:
Sun Bank Corporate Equity Fund                   -         (85,736)
Delaware Group Value Fund                  401,149        (103,204)
Templeton Growth Fund                      106,597        (144,530)
Morrison GIC Fund                           43,067               -
Totals                                $ (4,923,241)   $ (1,108,006)

The fair values of individual investments that represent 5% or more of the Plan's net assets at December 31, 1995 and 1994 are as follows:

                                               1995          1994
Morrison Restaurants Inc.
 common stock                           $ 7,232,750    $12,982,991
Delaware Group Value Fund                 2,257,380              -
Templeton Growth Fund                     2,106,823              -
Allstate Life Insurance Company,
 guaranteed investment contract #GA-4894          -      2,737,520
Allstate Life Insurance Company,
 guaranteed investment contract #GA-5050  3,660,496      6,855,932
New York Life Insurance Company,
 guaranteed investment contract           2,344,214      2,076,157
Principal Mutual Life Insurance Company,
 guaranteed investment contract           2,677,027      2,453,617
First Wisconsin National Bank,
 guaranteed investment contract                   -      2,102,096
AmSouth Master Money Market account       5,865,422      3,150,417

The Plan's exposure to accounting loss with respect to these financial instruments is limited to the carrying values stated in the Statement of Net Assets Available for Benefits.

4. Income Tax Status

The Internal Revenue Service has ruled that the Plan qualifies under Sections 401(a) and (k) of the Internal Revenue Code (IRC) and, therefore, the Trust is not subject to tax under present income tax law. The Plan is required to operate in conformity with the IRC to maintain its qualification. The plan administrator is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

	Morrison Restaurants Inc. Salary Deferral Plan

5. Transactions with Parties-In-Interest

The Morrison Stock Fund and the Post-1989 Stock Match Fund invest primarily in Morrison Restaurants Inc. common stock. At December 31, 1995 and 1994, these funds held 516,625 and 529,918 shares of this stock, respectively, with market values of $7,232,750 or $14.00 per share and $12,982,991 or $24.50 per share, respectively.

6. Guaranteed Investment Contracts with Insurance Companies

The Plan has guaranteed investment contracts with several insurance companies. Deposits made under these contracts earn interest at guaranteed rates between 6.10% and 8.65%. The contracts have various terms relating to the allowance of withdrawals. Each contains provisions for investment loss (surrender) charges which the Plan would have to pay in the event of early withdrawal prior to contract maturity date. The contract values of the individual investments which comprise the total of the guaranteed investment contracts at December 31, 1995 and 1994 are as follows:

Ohio National Life,
 guaranteed investment contract         $ 1,079,121   $         -
Transamerica Occidental Life,
 guaranteed investment contract           1,046,594             -
Allstate Life Insurance Company,
 guaranteed investment contract #GA-4894          -     2,737,520
Allstate Life Insurance Company,
 guaranteed investment contract #GA-5050  3,631,373     6,855,932
New York Life Insurance Company,
 guaranteed investment contract           2,225,413     2,076,157
Principal Mutual Life Insurance Company,
 guaranteed investment contract           2,631,504     2,453,617
First Wisconsin National Bank,
 guaranteed investment contract             671,364     2,102,096
Hartford Life Insurance Company,
 guaranteed investment contract           1,110,946     1,033,438
State Mutual Life Insurance Company,
 guaranteed investment contract           1,100,119     1,026,526
Protective Life Insurance Company,
 guaranteed investment contract           1,093,429     1,016,529
Life Insurance of Virginia,
 guaranteed investment contract           1,548,180     1,459,170
Totals                                 $ 16,138,043  $ 20,760,985

         Morrison Restaurants Inc. Salary Deferral Plan

	Notes to Financial Statements (continued)

6. Guaranteed Investment Contracts with Insurance Companies
(continued)

The average yield on the contracts for the year ended December 31, 1995 was 7.94%.

The fair value of the contracts listed below were determined using the sum of the present values of each of the contract's projected cash flows, discounted at the December 31, 1995 rates based on current yields of similar investments with comparable durations and are as follows:

Ohio National Life
 guaranteed investment contract         $ 1,132,965
Transamerica Occidental Life
 guaranteed investment contract           1,100,000
Allstate Life Insurance Company,
 guaranteed investment contract #GA-5050  3,660,496
New York Life Insurance Company,
 guaranteed investment contract           2,344,214
Principal Mutual Life Insurance Company,
 guaranteed investment contract           2,677,027
First Wisconsin National Bank,
 guaranteed investment contract             671,364
Hartford Life Insurance Company,
 guaranteed investment contract           1,188,074
State Mutual Life Insurance Company,
 guaranteed investment contract           1,141,838
Protective Life Insurance Company,
 guaranteed investment contract           1,143,143
Life Insurance of Virginia,
 guaranteed investment contract           1,559,584
Total                                  $ 16,618,705


                         Morrison Restaurants Inc. Salary Deferral Plan

	Notes to Financial Statements (continued)

7. Investment Programs

The allocation of Plan assets and liabilities to the separate investment programs at December 31, 1995 and 1994 was as follows:
                                               Short-term                    Fixed        Morrison Post-1989
                                               Investment     Equity        Income        Stock     Stock Match
                                                  Fund         Fund          Fund          Fund         Fund          Total
December 31, 1995
Assets
Investments, at fair value:
  Morrison Restaurants Inc. common stock     $          -  $          -  $     17,584  $  7,215,166  $          -  $  7,232,750
  Other equity securities:
    Templeton Growth Fund                               -     2,106,823             -             -             -     2,106,823
    Delaware Group Fund                                 -     2,257,380             -             -             -     2,257,380
Guaranteed investment contracts,
  at contract value                                     -             -    16,138,043             -             -    16,138,043

Total Investments                                       -     4,364,203    16,155,627     7,215,166             -    27,734,996

Contributions receivable:
  Participants                                     22,885        73,255       146,627       186,481             -       429,248
  Employer                                              -             -             -        87,229             -        87,229
                                                   22,885        73,255       146,627       273,710             -       516,477
Dividends and interest receivable                   4,836        28,605        19,073             -             -        52,514
Cash                                            1,101,102       133,931     4,299,647       330,742             -     5,865,422

Liabilities to the Plan                            (2,385)      (91,163)     (115,493)      (55,004)            -      (264,045)
Net assets available for benefits            $  1,126,438  $  4,508,831   $20,505,481   $ 7,764,614   $         -   $ 33,905,364



                         Morrison Restaurants Inc. Salary Deferral Plan

	Notes to Financial Statements (continued)

7. Investment Programs (continued)
                                                 Short-term                   Fixed         Morrison  Post-1989
                                                 Investment     Equity        Income        Stock     Stock Match
                                                    Fund         Fund          Fund          Fund         Fund          Total

December 31, 1994
Assets
Investments, at fair value:
  Morrison Restaurants Inc. common stock      $          -  $          -  $     24,500  $  8,637,121  $  4,321,370  $ 12,982,991
  Other equity securities:
    Templeton Growth Fund                                -     1,778,194             -             -             -     1,778,194
    Delaware Group Fund                                  -     1,874,802             -             -             -     1,874,802
Guaranteed investment contracts,
  at contract value                                      -             -    20,760,985             -             -    20,760,985

Total Investments                                        -     3,652,996    20,785,485     8,637,121     4,321,370    37,396,972

Contributions receivable:
  Participants                                      14,060        46,588       123,980       202,744             -       387,372
  Employer                                               -             -             -             -        81,700        81,700
                                                    14,060        46,588       123,980       202,744        81,700       469,072
Dividends and interest receivable                    5,772           652        18,905           626           180        26,135
Cash                                             1,363,479       174,909     1,276,239       333,415         2,375     3,150,417
Net assets available for benefits             $  1,383,311  $  3,875,145  $ 22,204,609  $  9,173,906  $  4,405,625  $ 41,042,596


                         Morrison Restaurants Inc. Salary Deferral Plan


                            Notes to Financial Statements (continued)

7. Investment Programs (continued)

Changes in net assets available for benefits for each of the two years in the period ended December 31,
1995 were allocated to separate investment programs as follows:
                                                  Money                        Fixed       Morrison     Post-1989
                                                 Market        Equity         Income        Stock      Stock Match
                                                  Fund          Fund           Fund          Fund          Fund         Total

Net assets available for benefits at
  January 1, 1994                            $  1,485,977  $  3,448,255  $ 23,960,233  $  7,423,200  $  4,260,209  $ 40,577,874
Dividends on Morrison Restaurants Inc.
  common stock                                          -             -            55       109,546        56,138       165,739
Other dividends                                         -       225,994             -             -             -       225,994
Interest income                                    51,559         8,263     1,653,528        12,894         1,772     1,728,016
Administrative expenses                            (9,010)      (41,011)     (101,075)      (33,733)      (16,539)     (201,368)
Net (depreciation) appreciation
  in fair value of investments                          -      (333,470)        3,740      (466,066)     (312,210)   (1,108,006)
Contributions:
  Participants                                    181,302       491,019     1,491,064     1,609,051             -     3,772,436
  Employer                                              -             -             -             -       778,489       778,489
Withdrawals by participants                      (223,123)     (342,112)   (3,180,545)     (805,109)     (345,689)   (4,896,578)
Interfund transfers                              (103,394)      418,207    (1,622,391)    1,324,123       (16,545)            -
 Net assets available for benefits at
  December 31, 1994                             1,383,311     3,875,145    22,204,609     9,173,906     4,405,625    41,042,596
Dividends on Morrison Restaurants Inc.
 common stock                                           -             -           142       153,655        30,854       184,651
Other dividends                                         -       233,300             -             -             -       233,300
Interest income                                    64,836        31,333     1,489,689         2,965         1,079     1,589,902
Administrative expenses                            (7,590)      (24,357)     (129,153)      (50,833)       (4,223)     (216,156)
Net appreciation (depreciation) in
 fair value of investments                              -       507,746        42,024     (3,720,471)  (1,752,540)   (4,923,241)
Contributions:
  Participants                                    188,769       464,848     1,343,096     1,665,024            -      3,661,737
  Employer                                              -             -             -       564,120       161,364       725,484
Withdrawals by participants                      (484,265)   (1,012,766)   (4,487,041)   (1,821,272)     (587,565)   (8,392,909)
Interfund transfers                               (18,623)      433,582        42,115     1,797,520    (2,254,594)            -
Net assets available for benefits at
  December 31, 1995                          $  1,126,438  $  4,508,831  $ 20,505,481  $  7,764,614  $          -  $ 33,905,364

There were 2883 active participants in the Plan at December 31, 1995.


                    Morrison Restaurants Inc. Salary Deferral Plan

8.  Subsequent Event

On March 7, 1996, the Stockholders of Morrison Restaurants Inc., a Delaware corporation (the "Company"), approved the distribution by the Company of all the outstanding shares of common stock of Morrison Fresh Cooking, Inc., a wholly-owned subsidiary of the Company and a Georgia corporation ("MFCI"), and of all the outstanding shares of common stock of Morrison Health Care, Inc., a wholly-owned subsidiary of the Company and a Georgia corporation ("MHCI"), (collectively known as the "Distribution"). The Distribution was effective March 9, 1996 (the"Distribution Date"). Also approved was the Plan of Merger between the Company and Ruby Tuesday (Georgia), Inc. ("RTI"), a newly formed Georgia corporation and a wholly-owned subsidiary of the Company, providing for the reincorporation of the Company in Georgia pursuant to a statutory merger of the Company into RTI.

In conjunction with the Distribution, the Company amended the Plan to clarify that the Distribution did not constitute a termination of employment for benefit distribution or other related purposes under the Plan so long as a participant remained continuously employed by RTI, MFCI or MHCI from and after the Distribution Date. Prior to the Distribution Date, MFCI and MHCI adopted the Plan but, effective as of the Distribution Date, MFCI and MHCI withdrew from the Plan and the Plan was renamed the "Ruby Tuesday, Inc. Salary Deferral Plan" thereafter to be maintained for the benefit of RTI employees.

In accordance with the terms of the Distribution, MFCI and MHCI each established as of the Distribution Date a defined contribution savings plan designed to qualify under Sections 401(a), 401(k) and 4975(e)(7) of the Internal Revenue Code, and to preserve "protective benefits," within the meaning of Section 411(d)(6) of the Internal Revenue Code, accrued by participants under the Plan as of the Distribution Date. Those participants of the Plan who became employees of either MFCI or MHCI as of the Distribution Date were given the opportunity to participate in the Replacement Salary Deferral Plans, with full credit for their service with the Company prior to the Distribution Date for purposes of determining the level of each participant's matching contributions.

As of the Distribution Date, MFCI and MHCI requested that RTI, as successor to the Company, cause a spin-off and transfer from the Salary Deferral Plan trust to each appropriate Replacement Salary Deferral Plan trust an amount in kind equal to the aggregate account balances, as of the date of the transfer, of those Plan participants who, as of the Distribution Date, became employees of the requesting party. The transfer of assets to the MFCI and MHCI plans will be recorded in the 1996 financial statements of this plan as of the Distribution Date.

	Supplemental Schedules

	Morrison Restaurants Inc. Salary Deferral Plan

 	Schedule 27a - Schedule of Assets Held for Investment Purposes

	December 31, 1995

Identity of Issuer,
Borrower, Lessor or         Description of                   Current
   Similar Party              Investment          Cost        Value

Investments
Morrison Restaurants Inc.  516,625 shares of
                            common stock      $ 9,228,194   $ 7,232,750
Other equity securities:
 Delaware Group Value Fund 101,666 units of
                            equity fund         2,061,161     2,257,380
 Templeton Growth Fund     121,258 shares of
                            growth fund         1,958,960     2,106,823
                                               13,248,315    11,596,953
Guaranteed investment
 contracts with insurance
  companies, at contract
   value:
 Ohio National Life        Guaranteed investment
                            contract            1,079,121     1,079,121
 Transamerica              Guaranteed investment
                            contract            1,046,594     1,046,594
 Allstate Life Insurance   Guaranteed investment
  Company                   contract #GA-5050   3,631,373     3,631,373
 Principal Mutual Life     Guaranteed investment
  Insurance Company         contract            2,631,504     2,631,504
 First Wisconsin National  Guaranteed investment
  Bank                      contract              671,364       671,364
 New York Life Insurance   Guaranteed investment
  Company                   contract            2,225,413     2,225,413
 Hartford Life Insurance   Guaranteed investment
  Company                   contract            1,110,946     1,110,946
 State Mutual Life         Guaranteed investment
  Insurance Company         contract            1,100,119     1,100,119
 Protective Life Insurance Guaranteed investment
  Company                   contract            1,093,429     1,093,429
 Life Insurance of         Guaranteed investment
  Virginia                  contract            1,548,180     1,548,180
                                               16,138,043    16,138,043
 Totals                                      $ 29,386,358  $ 27,734,996


Cash
AmSouth Bank of Alabama    Master money market
                            account          $  5,865,422  $  5,865,422
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
Morrison Restaurants Inc. Salary Deferral Plan

Item 27d - Schedule of Reportable (5%) Transactions

Year Ended December 31, 1995
Identity of                                      Purchase      Selling        Cost of     Transaciton     Net Gain
Party Involved     Description of Assets         Price         Price          Asset          Date         or (Loss)

ASO Outlook Group
 Prime Obligation   Money market account         $ 16,869,589  $          -    $ 16,869,589  $ 16,869,589  $        -

ASO Outlook Group
 Prime Obligation   Money market account                    -     14,154,584     14,154,584    14,154,584           -

Allstate Life
 Insurance Company  Guaranteed investment contract
                                   #GA-4894            58,980              -         58,980        58,980           -
                                   #GA-5050           511,222              -        511,222       511,222           -

Allstate Life
 Insurance Company  Guaranteed investment contract
                                   #GA-4894                 -      2,796,500      2,796,500     2,796,500           -
                                   #GA-5050                 -      3,735,781      3,735,781     3,735,781           -

Morrison
Restaurants Inc.    132,108 shares of common stock  2,903,360              -      2,903,360     2,903,360           -

Morrison
Restaurants Inc.    142,336 shares of common stock          -      2,812,280      2,550,191     2,812,280     262,089
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